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                                                                    EXHIBIT 99.1



         NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS OF PEOPLESOFT, INC.

                             DATED DECEMBER 21, 2004

SUMMARY

AS YOU KNOW, ORACLE HAS REVISED ITS TENDER OFFER. THEREFORE, YOU WILL BE SUBJECT TO A NEW BLACKOUT PERIOD COMMENCING AS OF 4:00 P.M., NEW YORK CITY TIME, DECEMBER 22, 2004 AND ENDING UPON NOTICE TO YOU. THIS BLACKOUT PERIOD IS IN ADDITION TO ANY OTHER BLACKOUT PERIOD THAT MAY BE IMPOSED BY THE COMPANY FROM TIME TO TIME.

THIS SARBANES-OXLEY BLACKOUT NOTICE RESCINDS THE PRIOR SARBANES-OXLEY BLACKOUT NOTICE SENT TO YOU NOVEMBER 22, 2004. PLEASE NOTE, THIS BLACKOUT DOES NOT PRECLUDE YOU FROM TENDERING SHARES TO ORACLE IN THE TENDER OFFER AND PARTICIPATING IN CERTAIN OTHER FORMS OF TRANSACTIONS DESCRIBED IN THE NOTICE, BELOW.

Because employees who have PeopleSoft shares in their J.D. Edwards 401(k) accounts are eligible to tender those shares to Oracle, the plan administrator must impose a freeze on J.D. Edwards 401(k) participants from trading the PeopleSoft shares in their accounts while the tenders are being processed. That freeze is expected to last three business days, commencing as of 4:00 p.m., New York City time, on December 22nd, 2004 through December 28, 2004. Any freeze lasting longer than three business days gives us a legal obligation to subject our insiders to a blackout period for the same timeframe. If Oracle extends its tender offer again, the freeze may last more than three business days. Because we might not know at the outset whether the freeze will last more than three days, we are imposing the blackout commencing as of 4:00 p.m., New York City time, December 22nd in the event that the freeze is extended. We will keep you advised as to any changes to the dates.

The notice below contains the legal requirements of notice to you. Please call me at 925-694-2789 if you have any questions.

Thank you.



Jim Vidano
PeopleSoft, Inc.
Senior Counsel
Ph. 925.694.2789
Fax 925.694.7184



                                     NOTICE

As a director or executive officer of PeopleSoft, Inc., you are subject to the restrictions under Section 306(a) of the Sarbanes-Oxley Act of 2002 ("Act"), which prohibits certain trades during pension plan "blackout" periods. In connection therewith, please note the following:
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     1. Section 306(a) of the Act requires a prohibition on certain transactions by you involving the purchase, sale or other acquisition of equity securities of the Company because participants in the J.D. Edwards & Company Retirement
Savings Plan (the "Plan") are suspended from making trades involving the PeopleSoft Stock Fund under the Plan for a specified period which could extend for more than three consecutive business days, as a result of the Oracle tender offer. This temporary suspension affects the ability of at least 50% of the U.S. participants in ERISA individual account plans maintained by the Company (and its controlled group) to acquire or hold issuer equity securities. Accordingly, a concurrent restriction on trading by Company insiders under Section 306(a) of the Act will apply because the trading suspension under the Plan may exceed three consecutive business days.

     2. If the Oracle tender offer is extended beyond its current expiration date of December 28, 2004, and if, as a result, the Plan administrator must extend the trading suspension period for the PeopleSoft Stock Fund under the Plan beyond three consecutive business days in order to process tenders, then the Act requires a blackout period. BECAUSE SUCH AN EXTENSION IS A POSSIBILITY, IN ORDER TO ASSURE COMPLIANCE WITH THE ACT, THE FOLLOWING BLACKOUT PERIOD WILL APPLY TO YOU:

     a) Except as noted below, you will be prohibited from purchasing, selling or otherwise acquiring equity securities of the Company for the period commencing as of 4:00 p.m., New York City time, on Tuesday, December 22, 2004 and ending on the date specified in a subsequent notice to you from the Company. You may perform a "sale to cover" option exercise in connection with the exercise of an option to purchase PeopleSoft common stock granted to you by the Company. A "sale to cover" is the same-day sale of shares received upon the exercise, but only to the extent necessary to cover the exercise price of the option and taxes withheld upon the exercise. You may also exercise options to purchase PeopleSoft common stock granted to you by the Company by providing cash to cover the full amount of the aggregate option exercise price. In addition, you may tender shares to Oracle in the Oracle tender offer.

     b) Except as noted above, you will be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of the Company (or derivative securities of those equity securities, such as stock options) during such blackout period for the Plan. The prohibition on transactions by you applies both to amounts, if any, you may have invested in the PeopleSoft Stock Fund under the Plan and to Company securities that you hold outside of the Plan. The prohibition also applies to shares of Company stock which you may hold that is subject to a repurchase right in favor of the Company. This prohibition also applies to any direct or indirect pecuniary interest you may have in such securities, such as Company stock held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations. THE PROHIBITION ON PURCHASES, SALES AND OTHER TRANSACTIONS DOES NOT APPLY TO TRADES MADE PURSUANT TO RULE 10B5-1 TRADING PLANS, PROVIDED THAT YOU DID NOT ENTER INTO OR MODIFY THE TRADING PLAN DURING THE BLACKOUT PERIOD, OR WHILE AWARE OF THE ACTUAL OR APPROXIMATE BEGINNING OR ENDING DATES OF THE BLACKOUT PERIOD. (There also are certain narrow exceptions for dividend reinvestment plans, certain automatic non-discretionary transactions within employee benefit plans (but not the Plan), automatic formula grant programs, and exchanges by operation of law in connection with a merger or acquisition.)

     c) The prohibition on purchases, sales and other transactions described in the immediately preceding paragraph above applies only to equity securities of the Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of the Company (including any affiliate of the Company), however you may be subject to other restrictions, such as the Company's insider trading policy, which preclude such transactions. It is important to note that any such security you sell or otherwise transfer automatically will be presumed to have been acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.